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                                                                   Exhibit 10.57


                VOLUNTARY SEVERANCE AGREEMENT AND GENERAL RELEASE

     This is an Agreement and General Release (Agreement) between Immersion Medical, ("the Company") and Richard Stacey (Employee), collectively referred to herein as the "Parties". In order to forever resolve and settle any and all disputes regarding Employee's employment with the Company or any other disputes with the Company the Employee may have, the Parties agree as follows:

     1. The Parties agree that, as of April 13, 2004, Employee's employment with the Company ended.

     2. Employee agrees that he/she will submit any business expense reports to the Company within thirty (30) days after receipt of this Agreement, and the Company agrees to pay all such properly submitted expense reports subject to Company policy in accordance with its customary procedures.

     3. Employee agrees that he/she shall immediately return to the Company all Company property, including but not limited to all computer equipment, keys, passwords, tangible proprietary information, documents, books, records, report, contract, customer and contact lists, computer files and data (and any copies thereof), which exist in any medium, which were prepared or obtained by Employee in the course of or incident to his/her employment.

     4. The Company agrees that it will continue to pay Employee's salary equal to 12 months of base salary which will include all lawful deductions. Employee recognizes that for purposes of the continuation coverage requirement of group health plans under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), as amended, and the group health provisions of the Maryland Annotated Code, a "qualifying event: and "applicable change in status" occurs as of April 13, 2004. The Company also agrees to subsidize the employee's entire COBRA premium for a 12 month period beginning May 2004. The Company agrees to give Employee all notices and information required under such laws.

     5. Employee agrees that he/she will not disparage or make any derogatory or negative statements related to the Company and/or its officers, directors or employees.

     6. Employee agrees that in consideration of the promises set forth in paragraph 4 he/she will, and hereby does, forever and irrevocably release and discharge the Company, its officers, directors, employees, agents, parents, affiliates, predecessors, successors, purchasers, assigns, and representatives, of any and all grievances, claims, demands, debts, defenses, actions or causes of action, obligations, damages, and liabilities whatsoever which he/she now has, has had, or may have, whether the same be at law, in equity, or mixed, in any way arising from or relating to any act, occurrence, or transaction before the date of this Agreement. This is a General Release. Employee expressly acknowledges that this General Release includes, but is not limited to, Employee's intent to release the Company from any claim under contract, tort, defamation, misrepresentation, and wage and hour, as well as any claim of age, race, sex, religion, national origin or any other claim of employment discrimination under the Age Discrimination of
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Employment Act (29 U.S.C. ss.621 et seq.), Title VII of Civil Rights Act of 1964
(42 U.S.C. ss.2000e et seq.), the Employee Retirement Income Security Act (29 U.S.C. ss.1001 et seq.), Article 49B of the Maryland Annotated Code, and any other law prohibiting employment discrimination.

     7. Employee and the Company understand and agree that the General Release includes not only claims presently known to Employee, but also includes all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities, and causes of action of every kinds and character that would otherwise come within the scope of the General Release as described in paragraph
6. Employee understands that he/she may hereafter discover facts different from what he/she now believes to be true, which if known, could have materially affected this Agreement, but he/she nevertheless waives any claims or rights based on different or additional facts. Employee knowingly and voluntarily waives any and all rights or benefits that he/she may now have, or in the future may have, under terms of Section 1542 of the California Civil Code (or other similar law or regulation or another jurisdiction), which provides as follows:
"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him/her must have materially affected his settlement with the debtor."

     8. Employee agrees not to sue the Company or to join in any lawsuit against the company, or any other person or entity specified in paragraph 6, concerning any matter, which arose on or before the date of this Agreement. The Parties agree that to the extent, if any, Employee may have a right to file or participate in a claim or charge against the Company, which cannot be waived, the Agreement shall not be intended to waive such a right. However, even if Employee has a right to file or participate in a claim or charge against the Company, he/she agrees that he/she shall not obtain, and herby waives his/her right to, any relief (legal, equitable, or other) from such a claim or charge.

     9. The Parties agree that the terms of the Agreement are strictly confidential and expressly covenants not to display, publish, disseminate, or disclose any terms of this Agreement to any person or entity. Employee agrees that any judicially determined breach of the promise contained in this paragraph by him/her shall be considered to be a material breach of the terms of this Agreement and, in addition to any other remedies the Company may have. The Company shall be entitled to recover all of the monies paid to him/her under the terms of the Agreement.

     10. Employee agrees that he/she shall not be regarded as the prevailing party for any purpose, including, but not limited to, determining responsibility for or entitlement to attorneys' fees, under any statue or otherwise.

     11. Employee understands that he/she has forty five (45) days from his/her receipt of the Agreement to consider his/her decision to sign it. By signing this Agreement, Employee expressly acknowledges that his/her decision to sign the Agreement was of his/her own free will.

     12. Employee understands that he/she may revoke this Agreement for up to and including seven (7) days after his/her execution of the Agreement, and that the Agreement shall not become effective until the expiration of eight days from its execution.

     13. Employee has been advised by the Company to consult an attorney regarding the terms of this Agreement before signing.

     14. Employee expressly acknowledges and understands that this Agreement is not an admission of liability under any statue or otherwise by the Company, and does not admit any
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violation of Employee's legal rights, but is solely entered into as an exchange for the terms described above.

     15. The Parties agree that this Agreement shall be binding upon and inure to the benefit of the assigns, heirs, executors, and administrators of Employee and the officers, directors, employees, agents, parents, affiliates, predecessors, successors, purchasers, assigns, and representatives of the Company. Except for the non-competition and confidentiality agreement previously executed by the parties, the Agreement contains the entire agreement and understanding of the parties, that there are no additional promises or terms among the parties other than those contained herein, and that this Agreement shall not be modified except in writing signed by each of the parties. The parties hereto expressly reaffirm their respective duties and obligations under the aforesaid non-competition and confidentiality agreement.

     16. This Agreement shall in all respects be interpreted, enforced, and governed under the laws of the State of Maryland. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

     17. Employee represents that he/she has read this Agreement, that he/she understand all of its terms, and that he/she enters into this Agreement voluntarily and with knowledge of its effect.


4/16/2004                                      /s/ Richard Stacey
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Date                                           Employee (Richard Stacey)




                                               Immersion Medical


                                               By: /s/ Mary Brown
                                                   --------------
                                                   Mary Brown